Exhibit 99.2

Siebert Financial Corp. to Acquire StockCross Financial Services, Inc.

  Acquisition of StockCross, a clearing broker-dealer, will add market-making, equity stock plan services, IRA custodianship, and securities lending business lines to Siebert
  Upon closing, Siebert will obtain an additional $1 billion in customer assets, three retail branches and 45 employees
  Transaction results in clear path to economies of scale and revenue synergies

NEW YORK--(BUSINESS WIRE)--July 17, 2019--Siebert Financial Corp. (NASDAQ:SIEB) (“Siebert”) announced today that it entered into a binding letter of intent to acquire the remaining eighty-five percent (85%) interest in StockCross Financial Services, Inc. (“StockCross”), a clearing broker-dealer.

In Q1 of 2019, Siebert purchased a 15% stake in StockCross and the current transaction will give Siebert 100% ownership of StockCross. Upon the closing of the purchase, which is subject to regulatory approval, Siebert intends to merge StockCross into Siebert’s current broker-dealer subsidiary, Muriel Siebert & Co., Inc.

Gloria E. Gebbia, controlling shareholder and board member of Siebert, said, “We are very pleased to reach this agreement with StockCross and move forward with 100% ownership of this outstanding organization. This transaction represents a tremendous opportunity to accelerate our growth and provide even greater value to clients, shareholders and employees.”

The transaction will add market-making, equity stock plan services, IRA custodianship, and securities lending to Siebert’s current business lines. In addition, Siebert will gain $1 billion in customer assets, three retail branches, and an opportunity to drive significant economies of scale as well as revenue synergies. The combined service personnel and depth of management will enable Siebert to reach additional customer touchpoints and enhance the client experience.

About Siebert Financial Corp.

Siebert Financial Corp. is a holding company that conducts its retail discount brokerage business through its wholly-owned subsidiary, Muriel Siebert & Co., Inc., which became a member of the New York Stock Exchange (“NYSE”) in 1967 when Ms. Siebert became the first woman to own a seat on the NYSE and the first to head one of its member firms. The company conducts its investment advisory business through its wholly-owned subsidiary, Siebert AdvisorNXT, Inc., a registered investment advisor, and its insurance business through its wholly-owned subsidiary, Park Wilshire Companies Inc., a licensed insurance agency. Siebert’s fourth wholly-owned subsidiary, KCA Technologies, LLC, is a developer of robo-advisory technology. Siebert is headquartered in New York City with 13 retail branches throughout the continental U.S. Siebert is under common control with StockCross Financial Services, Inc. More information is available at www.siebertnet.com.

About StockCross Financial Services, Inc.

StockCross Financial Services, Inc. is one of the largest privately-owned brokerage firms in the nation. Established in 1971, it has spent many years providing financial guidance and excellent customer service to its clients. Branch offices are located throughout the nation and are staffed with knowledgeable and experienced representatives. Online investment services and phone support offer clients around the world instant and current information on their accounts. StockCross consistently delivers on its full scope of offerings including market making, fixed-income products, online or broker-assisted equity trading, securities lending, and equity stock plan services across the globe through advanced online trading capabilities. StockCross is a clearing broker-dealer and IRA custodian providing clearing and custody services for its clients and Muriel Siebert & Co., Inc. StockCross is headquartered in Beverly Hills. Member FINRA | SIPC | EST. 1971.

Notice to Investors

This communication is provided for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities in the U.S. or elsewhere.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” involve risks and uncertainties and known and unknown factors that could cause the actual results of Siebert Financial Corp. (the “Company”) to be materially different from historical results or from any future results expressed or implied by such “forward-looking statements”, including without limitation: changes in general economic and market conditions; changes and prospects for change in interest rates; fluctuations in volume and price of securities; changes in demand for brokerage services; competition within and without the brokerage business, including the offer of broader services; competition from electronic discount brokerage firms offering greater discounts on commissions than the Company; the prevalence of a flat fee environment; limited trading opportunities; the method of placing trades by the Company’s customers; computer and telephone system failures; the level of spending by the Company on advertising and promotion; trading errors and the possibility of losses from customer non-payment amounts due; other increases in expenses and changes in net capital or other regulatory requirements. As a result of these and other factors, the Company may experience material fluctuations in its operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). Accordingly, investors are cautioned not to place undue reliance on any such “forward-looking statements.” The Company undertakes no obligation to update the information contained herein or to publicly announce the result of any revisions to such “forward-looking statements” to reflect future events or developments. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time to time in the Company’s SEC filings, copies of which may be obtained from the Company or through the SEC’s website.

Contacts

FOR: SIEBERT FINANCIAL CORP.
Investors and Media
Melissa Sheer
Kent Place Communications
melissa@kentplacellc.com
917-690-2199